Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Gregory Hughes

Chief Financial Officer & Chief Operating Officer

-or-

Heidi Gillette

Investor Relations

(212) 594-2700

SL Green Realty Corp. Completes Common Stock Offering

New York, New York —May 18, 2009— SL Green Realty Corp. (the “Company”) (NYSE: SLG) announced that it completed a public offering of 19,550,000 shares of common stock today at a price per share of $20.75, including 2,550,000 shares issued and sold to the underwriters to cover overallotments. Merrill Lynch & Co., Morgan Stanley, Deutsche Bank Securities, Citi, Goldman, Sachs & Co., and J.P. Morgan acted as the joint book-running managers.

The net proceeds to the Company from the offering after deducting underwriting commissions and discounts and offering expenses were approximately $387.4 million.  The Company plans to use the net proceeds from the offering for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of its subsidiaries in the open market from time to time, and the repayment of indebtedness at the applicable maturity or put date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained from Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080;  Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, email: prospectus@morganstanley.com;  Deutsche Bank Securities, Attention: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311; Citi, Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220;  Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, email: Prospectus-ny@ny.email.gs.com and J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425, Attention: Prospectus Library.

About The Company

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties. The Company is the only publicly held REIT that specializes in this niche. As of March 31, 2009, the Company owned interests in 29 New York City office properties totaling approximately 23,211,200 square feet, making it New York’s largest office landlord. In addition, at March 31, 2009, SL Green held investment interests in, among other things, eight retail properties encompassing approximately 400,212 square feet, three development properties encompassing approximately 399,800 square feet and two land interests, along with ownership interests in 32 suburban assets totaling 6,949,700 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

Statements made in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, and as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

# # #